UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  January 27, 2016

Cipherloc Corporation

(Exact name of registrant as specified in its charter)

(formerly National Scientific Corporation)

Texas	000-28745	86-0837077
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

 1291 Galleria Drive, Suite 200

Henderson, NV 89014

 (Address of principal executive offices) (Zip Code)

702-818-9011

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02(b) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 27, 2016, the management of Cipherloc Corporation (the “Company”) filed its Form 10-K for year end September 30, 2015 before being given clearance to file the Form 10-K by its independent auditors. The Company was advised on the date of filing by its independent accountant and its prior independent accountant that the final review by the prior independent accountant had not been completed. Because neither accountant gave clearance to issue its audit report prior to the filing of the Form 10-K, disclosure should be made or action should be taken to prevent future reliance on the audit reports that were included in the Form 10-K. The Company does not believe there will be material differences between the Form 10-K for year end September 30, 2015 as filed and an amended Form 10-K that will be filed immediately upon receiving clearance from the independent accountants.

A copy of this Form 8-K has been submitted to the independent accounts for their review.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cipherloc Corporation

January 28, 2016	By:	/s/ Michael De La Garza
Michael De La Garza
Chief Executive Officer (Principal Executive Officer) and Director